Exhibit 4.1

FIFTH THIRD BANCORP

TO

WILMINGTON TRUST COMPANY,

Trustee

Amendment Dated as of August 31, 2018

To

Seventh Supplemental Indenture

Dated as of June 5, 2018

SENIOR DEBT SECURITIES

TABLE OF CONTENTS

ARTICLE 1 SCOPE OF THIS AMENDMENT AND THE SEVENTH SUPPLEMENTAL INDENTURE	2
Section 1.1 Scope	2

ARTICLE 2 DEFINITIONS	2
Section 2.1 Definitions and Other Provisions of General Application	2

ARTICLE 3 FORM AND TERMS OF THE NOTES	2
Section 3.1 Terms of the Floating Rate Notes	2

ARTICLE 4 MISCELLANEOUS	2
Section 4.1 Trust Indenture Act of 1939	2
Section 4.2 Governing Law	2
Section 4.3 Duplicate Originals	3
Section 4.4 Separability	3
Section 4.5 Ratification	3
Section 4.6 Effectiveness	3
Section 4.7 Successors	3
Section 4.8 Trustee’s Disclaimer	3

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AMENDMENT TO SEVENTH SUPPLEMENTAL INDENTURE

THIS AMENDMENT dated as of August 31, 2018 (this “Amendment”) to the SEVENTH SUPPLEMENTAL INDENTURE dated as of June 5, 2018 (the “Seventh Supplemental Indenture”) between FIFTH THIRD BANCORP, a corporation duly organized and existing under the laws of the State of Ohio (the “Company”), having its principal office at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio and Wilmington Trust Company, a trust company duly organized and existing under the laws of the State of Delaware, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 30, 2008 (the “Base Indenture,” as supplemented by the Seventh Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Sections 201, 301 and 901 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the terms of Securities of any series as permitted by the Indenture;

WHEREAS, on June 5, 2018, the Company issued and sold $250,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its Floating Rate Senior Notes due 2021 (the “Floating Rate Notes” or the “Notes”);

WHEREAS, in accordance with Section 4.1 of the Seventh Supplemental Indenture, the Company desires to amend the Seventh Supplemental Indenture to conform certain terms of the Floating Rate Notes to the description of the Notes contained in the Company’s prospectus supplement dated June 1, 2018 relating to the offering of the Notes;

WHEREAS, all things necessary to make this Amendment a legal and binding supplement to the Base Indenture, as supplemented by the Seventh Supplemental Indenture, in accordance with its terms and the terms of the Base Indenture, as supplemented by the Seventh Supplemental Indenture, have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture, as supplemented by the Seventh Supplemental Indenture, relating to this Amendment; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Amendment.

NOW, THEREFORE, for and in consideration of the premises stated herein, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1

Scope of this Amendment and the Seventh Supplemental Indenture

Section 1.1  Scope. This Amendment and the Seventh Supplemental Indenture constitute a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Amendment and the Seventh Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Amendment and the Seventh Supplemental Indenture shall only apply to the Notes.

ARTICLE 2

Definitions

Section 2.1  Definitions and Other Provisions of General Application. For all purposes of this Amendment, unless otherwise specified herein, all terms used in this Amendment which are not otherwise defined herein shall have the meanings they are given in the Base Indenture, as supplemented by the Seventh Supplemental Indenture.

ARTICLE 3

Form and Terms of the Notes

Section 3.1  Terms of the Floating Rate Notes. The terms contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by the Seventh Supplemental Indenture, as amended by this Amendment, and the Company and the Trustee, by their execution and delivery of this Amendment, expressly agree to such terms and provisions and to be bound thereby. Moreover, Section 3.2 of the Seventh Supplemental Indenture is hereby amended to add the following new clause (t):

“(t)	Day Count Convention. Interest on the Floating Rate Notes shall be computed on the basis of a 360-day year for the actual number of days elapsed during the period.”

All other terms applicable to the Floating Rate Notes are as otherwise provided for in the Base Indenture, as supplemented by the Seventh Supplemental Indenture.

ARTICLE 4

Miscellaneous

Section 4.1  Trust Indenture Act of 1939. This Amendment shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 4.2  Governing Law. The laws of the State of New York shall govern this Amendment.

Section 4.3  Duplicate Originals. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.4  Separability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.5  Ratification. The Base Indenture, as supplemented by the Seventh Supplemental Indenture, as amended by this Amendment, is in all respects ratified and confirmed. The Base Indenture, the Seventh Supplemental Indenture and this Amendment shall be read, taken and construed as one and the same instrument. All provisions included in this Amendment supersede any conflicting provisions included in the Base Indenture and/or the Seventh Supplemental Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by the Seventh Supplemental Indenture, as amended by this Amendment, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by the Seventh Supplemental Indenture, as amended by this Amendment.

Section 4.6  Effectiveness. The provisions of this Amendment shall become effective as of the date hereof.

Section 4.7  Successors. All agreements of the Company in this Amendment shall bind its successors. All agreements of the Trustee in this Amendment shall bind its successors.

Section 4.8  Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Seventh Supplemental Indenture to be duly executed as of the date first above written.

FIFTH THIRD BANCORP
as the Company

By:	/s/ Tayfun Tuzun
Name:	Tayfun Tuzun
Title:	Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ Saema Somalya
Name:	Saema Somalya
Title:	Senior Vice President,
Deputy General Counsel,
and Assistant Secretary

[Signature Page to Amendment to Seventh Supplemental Indenture]

WILMINGTON TRUST COMPANY as the Trustee

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

[Signature Page to Amendment to Seventh Supplemental Indenture]

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